Exhibit 99.1

Safe Pro Group Announces $8.0 Million Private Placement Including Strategic Investment from Drone Industry Leaders Ondas Holdings and Unusual Machines to Accelerate Artificial Intelligence Growth

Investment Broadens Opportunities in FY26 $30 Billion U.S. Defense Drone and AI Markets

AVENTURA, Fla., Aug. 20, 2025 (GLOBE NEWSWIRE) — via IBN — Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a leader in artificial intelligence (AI)-powered defense and security solutions, today announced that it has entered into definitive agreements for a private placement with strategic investors including Ondas Holdings Inc. (Nasdaq: ONDS) and Unusual Machines Inc. (NYSE: UMAC), two leaders in the U.S. drone industry.

To view a video on Safe Pro’s AI capability in the field, click here.

The private placement consists of the sale of 2,000,000 shares of common stock at a price of $4.00 per share and warrants to purchase 2,000,000 shares of common stock at an exercise price of $6.00 per share, for a potential investment package of up to $20 million. The investment is expected to provide the financial strength and strategic relationships to accelerate commercialization of Safe Pro’s patented AI technologies, including its Safe Pro Object Threat Detection (SPOTD) and newly developed Navigation Observation Detection Engine (NODE). The closing of the offering is expected to occur on or about August 20, 2025, subject to the satisfaction of customary closing conditions.

Safe Pro’s patented platform has already been recognized by the U.S. Army and is positioned to capitalize on the Senate Appropriations Committee’s proposed $617 million increase in funding for small, unmanned aircraft systems (SUAS), as well as the recently passed One Big Beautiful Bill Act (OBBBA) which allocates up to $30 billion in new drone and AI spending.

The SPOTD NODE provides real-time AI analysis of drone video and imagery directly at the tactical edge. Designed alongside military end-users, the SPOTD NODE rapidly detects landmines and more than 150 types of unexploded ordnance (UXO) and creates high definition 2D/3D maps without requiring an internet connection. Built on over 1.7 million drone images and utilized in battlefield operations in Ukraine, Safe Pro’s AI image processing technology has already delivered over 31,000 detections and mapped over 7,800 hectares.

Eric Brock, Chairman and CEO of Ondas Holdings, stated: “Ondas is proud to collaborate with Safe Pro to bring next-generation computer vision AI to the unmanned systems industry. This investment reflects our mission to support a broader ecosystem that can enhance our drone solutions serving both military and commercial markets worldwide.”

Dr. Allan Evans, Chairman and CEO of Unusual Machines, added: “Unusual Machines is committed to building out and strengthening America’s Blue UAS industrial drone ecosystem with technologies that deliver real-world advantages. By supporting Safe Pro’s NODE and AI capabilities, we are helping accelerate the removal of landmines from conflict zones around the world and ensuring America maintains leadership in the expanding global drone industry.”

Dan Erdberg, Chairman and CEO of Safe Pro Group, commented: “This strategic investment and relationship with Ondas Holdings and Unusual Machines validates Safe Pro’s AI technology leadership and provides the additional resources we need to rapidly scale. Together, we are bringing to market a real-world hardened AI platform that transforms drone operations, protects U.S. soldiers, and advances American technological dominance in the global defense and humanitarian arena.”

Northland Capital Markets and Dawson James Securities, Inc. acted as financial advisors to the transaction.

For more information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. It is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing leveraging commercially available “off-the-shelf” drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosives threats, providing a much safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform is targeting multiple markets that include commercial, government, law enforcement and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com/.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

About Unusual Machines

Unusual Machines (NYSE: UMAC) manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, visit www.unusualmachines.com

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including ”believes,” ”estimates,” ”anticipates,” ”expects,” ”plans,” ”projects,” ”intends,” ”potential,” ”may,” ”could,” ”might,” ”will,” ”should,” ”approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Investor Relations for Safe Pro Group Inc.:

Brett Maas, Managing Partner
Hayden IR
(646) 536-7331
Brett@haydenir.com

Media Relations for Safe Pro Group Inc.:
media@safeprogroup.com

Corporate Communications:
IBN
www.InvestorBrandNetwork.com
512.354.7000 Office
Editor@InvestorBrandNetwork.com

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